Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder
Credit Suisse (USA), Inc.:

We consent to the incorporation by reference in the registration statements (File Nos. 333-131970, 333-116241, 333-86720, 333-71850, 333-62422, 333-07657, 333-34149, 333-53499, 333-73405 and 333-30928) on Form S-3 of Credit Suisse (USA), Inc. (formerly known as Credit Suisse First Boston (USA), Inc.) of our report dated March 20, 2006, with respect to the consolidated statements of financial condition of Credit Suisse (USA), Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, which report appears in the December 31, 2005, annual report on Form 10-K of Credit Suisse (USA), Inc.

Our report refers to Credit Suisse (USA) Inc.’s change in its method of accounting for share based compensation and variable interest entities.

New York, New York
March 20, 2006